Exhibit 99.1

FOR IMMEDIATE RELEASE

BankFinancial Corporation to Host Conference Call and Webcast on May 9, 2007

Burr Ridge, Illinois – (May 1, 2007) BankFinancial Corporation (Nasdaq – BFIN) will review first quarter 2007 results in a conference call and webcast for stockholders and analysts on Wednesday, May 9, 2007 at 9:30 a.m. Central Standard Time (CST).

The conference call may be accessed by calling (866) 356-4281 and using participant passcode 17835286. The conference call will be simultaneously webcast at www.bankfinancial.com, “Stockholder Information” page. For those persons unable to participate in the conference call, the webcast will be archived through 5:00 p.m. CST on May 23, 2007 on our website. A copy of BankFinancial Corporation’s earnings release is scheduled to be available on our website, under the “Stockholder Information” section on the evening of May 8, 2007.

BankFinancial Corporation is the holding company for BankFinancial, F.S.B., a full-service, community-oriented savings bank providing financial services to individuals, families and businesses through 18 full-service banking offices, located in Cook, DuPage, Lake and Will Counties, Illinois. At December 31, 2006, BankFinancial Corporation had total assets of $1.613 billion, total loans of $1.330 billion, total deposits of $1.130 billion and stockholders’ equity of $326 million. The company’s common stock trades on the Nasdaq Stock Market under the symbol BFIN.

For Further Information Contact:

Shareholder, Analyst and Investor Inquiries:	Media Inquiries:

Elizabeth A. Doolan Senior Vice President – Finance BankFinancial Corporation Telephone: 630-242-7151	Gregg T. Adams Executive Vice President – Marketing & Sales BankFinancial Corporation Telephone: 630-242-7234